AMENDMENT #3

This Amendment #3 (this "Amendment") is entered into as of June 1, 2015, by and between Tonaquint, Inc., a Utah corporation ("Lender"), and Guided Therapeutics, Inc., a Delaware corporation ("Debtor").

A. Debtor previously issued to Lender a Secured Promissory Note dated September 10, 2014 and in the principal amount of $1,275,000.00 (the "Note").

B. The Note was issued pursuant to a Note Purchase Agreement dated September 10, 2014 between Lender and Debtor (the "Purchase Agreement," and together with the Note and all other documents entered into in conjunction therewith, the "Loan Documents").

C. Lender and Debtor previously agreed to extend the Maturity Date (as defined in the Note) of the Note ("Extension #1") pursuant to the terms of that certain Amendment dated March 10,2015 ("Amendment #1").

D. Lender and Debtor also previously agreed to extend the Maturity Date of the Note ("Extension #2") pursuant to the terms of that certain Amendment #2 dated May 4, 2015 ("Amendment # 2").

E. Debtor has requested that Lender further extend the Maturity Date ("Extension #3").

F. Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to grant Extension #3.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendment #2. This Amendment shall supersede and replace Amendment #2 in its entirety.

3. Extension. The first sentence of Section 1 of the Note is deleted in its entirety and replaced with the following:

"PAYMENT. Debtor shall pay to Lender the entire outstanding balance of this Note on or before July 20, 2015."

4. Interest. Section 2 of the Note is deleted in its entirety and replaced with the following:

"INTEREST. Interest shall not accrue on the unpaid principal balance of this Note until the date that is six (6) months from the date hereof unless an Event of Default (as defined below) occurs prior to such date. Upon the earlier of (i) the date that is six (6) months from the date hereof, and (ii) the occurrence of an Event of Default, the outstanding balance of this Note shall bear interest at the lesser of the rate of eighteen percent (18%) per annum or the maximum rate permitted by applicable law, compounding monthly on the first day of each month and calculated on the basis of a 360-day year, from the date due until paid."

5. Conversions.

(a) During the period beginning on March 10, 2015 and ending on July 20, 2015 (the "Extension Periods"'), Lender shall have the right to convert up to $350,000.00 of the outstanding balance of the Note into shares of Debtor's common stock (the "Conversion Shares'').

(b) Lender may elect to make such a conversion (each, a "Conversion") by delivering a conversion notice in substantially the form attached hereto as Exhibit A to Debtor ("Conversion Notice"). Debtor agrees to deliver Conversion Shares on or prior to the date that is three (3) business days after delivery of a Conversion Notice (the "Delivery Deadline"). For the avoidance of doubt, Debtor further agrees that it will honor any Conversion Notice delivered during the Extension Period, even if delivered on the final day thereof. When a Conversion Notice or other notice hereunder is deemed to be delivered shall be governed by the terms of Section 7.8 of the Purchase Agreement.

(c) The conversion price per share (the "Conversion Price") for each Conversion shall be the lower of (i) $0.25, and (ii) 75% of the lowest daily volume weighted average price per share of Debtor's common stock (as reported by Bloomberg, L.P.) during the five (5) business days immediately prior to the date of the applicable Conversion. Notwithstanding the foregoing, the Conversion Price shall be subject to a conversion floor of $0.15 per share (the "Conversion Floor"). If Lender submits a Conversion Notice with a Conversion Price less than the Conversion Floor, then Debtor shall, within two (2) business days of Lender's delivery of such Conversion Notice, notify Lender in writing of its election to either (i) pay the conversion amount in cash, or (ii) waive the Conversion Floor and deliver the Conversion Shares. On or prior to the Delivery Deadline, Debtor shall pay the aggregate Conversion Price in cash or deliver the applicable Conversion Shares, as the case may be. If Debtor fails to deliver a notice as required pursuant to this Section 5(c), then Debtor shall be deemed to have elected to have waived the Conversion Floor and will be required to deliver the applicable Conversion Shares on or before the Delivery Date.

(d) If Debtor elects or is deemed to have elected to deliver Conversion Shares and fails to deliver Conversion Shares on or prior to the Delivery Deadline, a late fee equal to the greater of (a) $500.00 and (b) 2% of the applicable Conversion Share Value (as defined below) rounded to the nearest multiple of $100.00 will be assessed for each day after the Delivery Deadline until Conversion Share delivery is made; and such late fee will be added to the outstanding balance of the Note (such fees, the "Conversion Delay Late Fees"), provided, however, that in no event will the cumulative amount of any Conversion Delay Late Fees for each Conversion exceed 100% of the applicable Conversion Share Value. For illustration purposes only, if Lender delivers a Conversion Notice to Debtor pursuant to which Debtor is required to deliver 100,000 Conversion Shares to Lender and on the Delivery Deadline such Conversion Shares have a Conversion Share Value of $20,000.00 (assuming a Closing Trade Price on the Delivery Deadline of $0.20 per share of common stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the outstanding balance of the Note until such Conversion Shares are delivered to Lender. For purposes of this example, if the Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Deadline, the total Conversion Delay Late Fees that would be added to the outstanding balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Conversion Shares are delivered to Lender one hundred (1 00) days after the applicable Delivery Deadline, the total Conversion Delay Late Fees that would be added to the outstanding balance of the Note would be $20,000.00 (1 00 days multiplied by $500.00 per day, but capped at 100% of the Conversion Share Value). For purposes of this Amendment, "Conversion Share Value" means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the volume weighted average price per share on the applicable Delivery Deadline.

6. Volume Restriction.

(a) Lender agrees that, with respect to the Conversion Shares, in any given calendar week its Net Sales (as defined below) of such Conversion Shares shall not exceed the greater of (i) fifteen percent (15%) of Debtor's weekly dollar trading volume in such week (which, for purposes hereof, means the number of shares traded during such calendar week multiplied by the volume weighted average price per share (as reported by Bloomberg L.P .) for such calendar week), and (ii) $75,000 (the "Volume Restriction"). For purposes of this Amendment, the term "Net Sales" means the gross proceeds from sales of Conversion Shares sold in a calendar week minus the purchase price paid for any shares of Debtor's common stock purchased from persons other than Debtor in such week. Lender hereby authorizes Debtor to request a trading activity report from Lender's broker with respect to Lender's Net Sales during any calendar week.

(b) Lender agrees that in the event it breaches the Volume Restriction where its Net Sales during any calendar week exceed the dollar volume it is permitted to sell in any calendar week (such excess, the "Excess Sales"), then in such event Debtor's sole and exclusive remedy shall be to reduce the outstanding balance of the Note by the amount of the Excess Sales upon delivery of written notice to Lender.

7. Trading Activities. During the Extension Period, Lender will not directly or through an affiliate engage in any open market Short Sales (as defined below) of Debtor's common stock; provided; however, that unless and until Debtor has affirmatively demonstrated by the use of specific evidence that Lender is engaging in open market Short Sales, Lender shall be assumed to be in compliance with the provisions of this Section and Debtor shall remain fully obligated to fulfill all of its obligations under the Loan Documents; and provided, further, that (a) Debtor shall under no circumstances be entitled to request or demand that Lender either (i) provide trading or other records of Lender or of any party (other than as set forth in Section 6(a) above), or (ii) affirmatively demonstrate that Lender or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Debtor's fulfillment of its obligations under any of the Loan Documents, (b) Debtor shall not assert Lender's or any other party's failure to demonstrate such absence of such Short Sales or provide any trading or other records of Lender or any other party as all or part of a defense to any breach of Debtor's obligations under any of the Loan Documents, and (c) Debtor shall have no setoff right with respect to any such Short Sales. As used herein, "Short Sale" has the meaning provided in Rule 3b-3 under the Securities Exchange Act of 1934, as amended.

8. Conversion #4. Debtor acknowledges and agrees that Conversion Notice #4 dated May 26, 2015 has been cancelled and replaced with Conversion Notice #4 dated May 28, 2015. Debtor agrees to deliver the Conversion Shares set forth in the May 28, 2015 Conversion Notice to Lender within three (3) business days of the date of this Amendment (the "May 28 Conversion Shares").

9. Extension Fee. As a material inducement and partial consideration for Lender's agreement to enter into this Agreement and grant Extension #3, each of Lender and Debtor agree that the Outstanding Balance of the Note shall be increased by $25,000.00 (the "Extension Fee") as of the date hereof and that the Extension Fee will tack back to the issuance date of the Note for purposes of Rule 144. Following the application of the Extension Fee and assuming delivery of the May 28 Conversion Shares, each of Lender and Debtor acknowledge and agree that the outstanding balance of the Note is $1,110,418.29 as of the date hereof.

10. Representations and Warranties of Debtor. In order to induce Lender to enter into this Amendment, Debtor, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Debtor has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Debtor hereunder.

(b) There is no fact known to Debtor or which should be known to Debtor which Debtor has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Debtor acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Debtor under the terms of the Loan Documents.

(d) Debtor has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Loan Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Debtor hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Debtor represents and warrants that as of the date hereof no Events of Default (as defined in the Note) exist under the Loan Documents or have occurred prior to the date hereof

11. Representations and Warranties of Lender. In order to induce Debtor to enter into this Amendment, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Lender has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Lender hereunder.

(b) (i) Lender is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D; (ii) Lender is experienced, sophisticated and knowledgeable in trading in securities of private and public companies and by reason of its respective business or financial experience or its own independent investigation, Lender is capable of evaluating the merits and risks of the transaction contemplated by the Transaction Documents; (iii) Lender will only acquire the Note or the Conversion Shares for investment, for its own account and not for the interest of any other person and not for distribution or resale to others; and (iv) Lender is familiar with the Company and has been given the opportunity to ask questions of the officers and directors of the Company and to obtain (and has received to its satisfaction) such information about the business and financial conditions of the Company as it has reasonably requested. Notwithstanding the foregoing, nothing in this Section 11 shall be construed to modify, undermine or act as a defense to Company's unconditional obligation to repay the Note.

12. Certain Acknowledgments. Each of the parties acknowledges and agrees that: (a) no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Debtor in connection with this Amendment, Extension #3 or other amendments to the Loan Documents granted herein and (b) the Note and the Conversion Shares (i) have not been and will not be registered under the Securities Act or the securities laws of any state, nor is any 5 such registration contemplated and (ii) are subject to restrictions on transferability and resale, and may not be transferred or resold except as permitted under the Securities Act of 1933 and applicable state securities laws, whether pursuant to registration thereunder or an exemption therefrom.

   13. Other Terms Unchanged. The Loan Documents, as amended by this Amendment, remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to any Loan Document after the date of this Amendment is deemed to be a reference to such Loan Document as amended by this Amendment. If there is a conflict between the terms of this Amendment and any Loan Document, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under any Loan Document, as in effect prior to the date hereof.

  14. Headings. The headings contained in this Amendment are for reference purposes only and do not affect in any way the meaning or interpretation of this Amendment.

 15. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party's executed counterpart of this Amendment (or such party's signature page thereof) will be deemed to be an executed original thereof.

16. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

DEBTOR:

GUIDED THERAPEUTICS, INC.

By: /s/ Gene Cartwright

Name: Gene Cartwright

Title: CEO

LENDER:

TONAQUINT, INC.

By: /s/ John M. Fife

       John M. Fife, President

[Signature Page to Amendment #3]

EXHIBIT A

TONAQUINT, INC.

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Date: ____________________________

GUIDED THERAPEUTICS, INC.

5835 Peachtree Corners East, Suite D

Norcross, Georgia 3 0092

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Guided Therapeutics, Inc., a Delaware corporation ("Debtor"), pursuant to that certain Secured Promissory Note made by Debtor in favor of Lender on September 10, 2014, and amended on March 10, 2015 (the "Note"), that Lender elects to convert the portion of the outstanding balance of the Note set forth below into fully paid and nonassessable shares of Debtor's common stock as of the date of conversion specified below. Such conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note (as amended) shall govern, or, in the alternative, at the election of Lender in its sole discretion, the Lender may provide a new form of Conversion Notice to conform to the Note.

A. Date of Conversion: _________

B. Conversion#: _______

C. Conversion Amount: __________

D. VWAP: _____ (lowest daily volume weighted average price in the preceding 5 business days)

E. Conversion Factor: _________ (75%)

F. Conversion Price: ___________ (lesser of (i) D multiplied by E, and (ii) $0.25)

G. Conversion Shares: _____________ (C divided by F)

H. Remaining Outstanding Balance of Note: ___________*

* Subject to adjustments for corrections, defaults, and other adjustments permitted by the Note the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Note.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker: Address:

DTC#:

Account#:

Account Name:

To the extent the Conversion Shares are not able to be delivered to the Lender electronically via the DWAC system, please deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

Sincerely,

TONAQUINT, INC.

By:._______________________

John M. Fife, President